FUND SELLING AGREEMENT

Lincoln Financial Distributors, Inc. (“we,” “our,” “us,” or “Distributor”) invites the dealer identified on the signature page hereto (“you,” “your,” or “Dealer”) to participate in the distribution and sale of shares of the open-end and continuously offered closed-end management investment companies and series thereof (as they may exist from time to time) (each, a “Fund” and, collectively, the “Funds”) and any classes thereof (collectively, “Classes”) for which we now or in the future serve as principal underwriter or distributor, subject to the terms and conditions of this Fund Selling Agreement (this “Agreement”).

1.	Licensing and Qualifications.

(a)

You represent and warrant that you are, and at all times at which this Agreement is in effect, will remain: (i) a broker or dealer registered with U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and licensed to the extent necessary by the appropriate regulatory agencies of each state and other jurisdiction in which you will offer or sell shares of the Funds (“Shares”); (ii) a broker, dealer, or other entity licensed, registered, or otherwise qualified to effect transactions in securities in a country other than the United States of America (a “foreign country”) where you will offer or sell Shares; or (iii) a “bank” as defined in Section 3(a)(6) of the 1934 Act (a “Bank”) and not required to register as a broker or dealer under the 1934 Act as a result of any of your activities under this Agreement.

(b)

If you are a FINRA member, you agree that (i) the termination or suspension of your: (A) registration as a broker or dealer with the SEC under the 1934 Act; (B) FINRA membership; or (C) license to do business by any state, other jurisdiction, or federal regulatory agency; and (ii) the occurrence of any other event that would cause you to be subject to any “statutory disqualification,” as such term is defined in Section 3(a)(39) of the 1934 Act, may, at our election, cause us to terminate or suspend this Agreement. You agree that you will notify us immediately of any such event under (i) or (ii) of the foregoing.

(c)

You represent and warrant that each of your partners, directors, officers, employees, and agents who conducts activities on your behalf under this Agreement is and will remain either appropriately licensed under, or exempt from the licensing requirements of, all applicable laws, rules, and regulations of the applicable regulatory agencies of each state and other jurisdiction in which you offer or sell Shares or otherwise conduct activities hereunder.

(d)	You agree that this Agreement is in all respects subject to the rules and regulations of FINRA (collectively, the “FINRA Rules”), including, but not limited to, FINRA Rule 2341, as applicable.

(e)

If you are a broker or dealer, you also represent and warrant that you are, and at all times at which this Agreement is in effect will remain, a member in good standing of the Securities Investor Protection Corporation (“SIPC”) and you agree to notify us immediately if you cease to be a member in good standing of SIPC.

2.	Banking Laws.

(a)

If you are a Bank or distributing through a Bank affiliate, you or your Bank affiliate, as applicable, represent, warrant, understand, and agree that, with respect to all transactions in Shares pursuant to this Agreement, unless otherwise agreed to by us in writing: (i) you shall be acting solely as agent for the account of your customer; (ii) each transaction shall be initiated solely upon the order of your customer; (iii) we shall facilitate transactions only upon receiving instructions from you acting as agent for your customer; (iv) as between you and your customer, your customer will have full beneficial ownership of all Shares; (v) each transaction shall be for the account of your customer and not for your account; (vi) each order will comply with the applicable terms and conditions governing the placement of orders as set forth in the then current prospectus and statement of additional information (including any supplements, stickers, or amendments thereto) for the applicable Fund, as filed with the SEC (collectively, the “Prospectus”), including restrictions on frequent trading, the imposition of deferred sales charges, early repurchase fees, redemption fees, and other applicable fees described in the Prospectus, and maintenance of account balance minimums; and (vii) you are legally permitted to receive all compensation contemplated by this Agreement and, if acting as a fiduciary, the receipt of such compensation is consistent with your fiduciary obligations and all applicable laws, rules, and regulations.

08/25

(b)

If you are a Bank or distributing through a Bank affiliate, you represent and warrant that you and, if applicable, your Bank affiliate are: (i) not in violation of any banking laws, rules, or regulations to which you or your Bank affiliate are subject and that the transactions contemplated by this Agreement will not result in your or your Bank affiliate’s violation of any banking laws, rules, or regulations; and (ii) exempt from registration as a broker-dealer under the 1934 Act and will continue to be exempt from such registration as long as this Agreement is in effect. You agree to notify us immediately if you or your Bank affiliate is no longer exempt from registration as a broker-dealer under the 1934 Act. We shall have the right to terminate this Agreement immediately upon receipt of information, whether from you or from any third party, that you or your Bank affiliate is no longer exempt from registration as a broker-dealer under the 1934 Act.

(c)

If you are a Bank or distributing through a Bank affiliate, you further represent and warrant that you will use your best efforts to ensure that: (i) any recommendations you make to customers regarding an investment in Shares comply with all applicable laws, rules, and regulations, including, but not limited to, applicable laws, rules, and regulations relating to the suitability and appropriateness of such recommendations for such customers; and (ii) any purchase of Shares by, or on behalf of, your customers constitutes a suitable investment for such customers and is in their best interest.

3.

Sale of Shares. You may offer and sell Shares of each Fund and Class only at the public offering price applicable to, and in effect at the time of, each transaction, as described in the applicable Fund’s Prospectus. You agree that the procedures relating to all orders and the handling of all orders (including the manner of computing the net asset value (“NAV”) of Shares and the effective time of orders received from you) are subject to: (a) the terms of the Funds’ Prospectuses; (b) any new account applications and/or subscription agreements for the Funds, as they may be supplemented or amended by us from time to time; and (c) our written pricing and other instructions, procedures, and guidelines, as provided to you from time to time. To the extent that a Fund’s Prospectus contains provisions that are inconsistent with this Agreement, or any other document provided to you by us, you acknowledge and agree that the provisions of the Prospectus shall control. You represent and warrant that you have appropriate systems, policies, and procedures in place to ensure that you comply with the terms of this Agreement, the Funds’ Prospectuses, other instructions, procedures, and guidelines provided by us from time to time, and all applicable laws, rules, and regulations relating to the handling of orders for Shares on a timely basis.

4.	Dealer’s Duties. By executing this Agreement, you agree:

(a)

Except as otherwise provided herein, that you shall not have any authority to act as agent for, or partner or employee of, us, the Funds, or any other dealer in any respect, nor will you represent to any third party that you have any such authority or are acting in any such capacity.

(b)	To purchase Shares only through us or from your customers.

(c)

To enter orders for the purchase of Shares only with the applicable Fund or its designee and only for the purpose of covering purchase orders you have already received from your customers or for your own bona fide investment.

(d)

To date and time stamp all orders received by you and, upon receipt of any and all orders, to promptly transmit to the applicable Fund’s transfer agent all orders received prior to the time described in such Fund’s Prospectus for the calculation of such Fund’s NAV so as to permit the Fund’s transfer agent to process all orders at the price next determined after receipt by you, in accordance with the Fund’s Prospectus.

(e)

To maintain and preserve all books and records required by applicable laws, rules, and regulations, including, but not limited to, records of all purchases, redemptions, repurchases, and exchanges of Shares made through you, and to furnish us and applicable regulatory authorities with copies of such books and records promptly upon request.

(f)

To provide us or our designee with such reports as we shall reasonably conclude are necessary to enable us and the Funds to comply with state and other applicable blue sky requirements, including, but not limited to, trade files or other reports for omnibus accounts indicating the number of Shares purchased by or on behalf of shareholders resident in one or more states or other jurisdictions.

(g)

To distribute, or cause to be distributed, to your customers Prospectuses, proxy solicitation materials and related information and proxy cards, semi-annual and annual shareholder reports, confirmations, privacy policies, and all other materials to be distributed to shareholders in compliance with all applicable laws, rules, and regulations, except to the extent that we expressly undertake to do so on your behalf in writing. Additionally, you agree to distribute, or cause to be distributed, to your customers such other materials as we may reasonably request.

(h)

That you will not (i) withhold placing customers’ orders for Shares so as to profit yourself as a result of such withholding (e.g., as a result of a change in a Fund’s NAV from that used in determining the offering, repurchase, or redemption price to your customers) or (ii) place orders for Shares in amounts just below the point at which sales charges are reduced or eliminated so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

(i)

That if any Shares confirmed to you or your customers hereunder are repurchased or redeemed by any of the Funds within seven (7) business days after such confirmation of the original order, you shall forfeit your right to any concession, commission, or other compensation received or to be received by you with respect to such Shares and shall forthwith refund to us the full concession allowed to you or commission or other compensation paid to you on such orders, including, but not limited to, any payments we made to you from our or our affiliates’ own resources as provided in Section 7(b) below with respect to such orders. We or our designee shall notify you of such repurchase or redemption within a reasonable time after settlement as required by applicable laws, rules, and regulations. Termination or suspension of this Agreement shall not relieve you or us from the requirements of this subsection.

(j)

That if payment for Shares purchased is not received within the time customary or the time required by applicable laws, rules, and regulations (including, but not limited to, Rule 15c6-1 under the 1934 Act and any successor rules) for such payment, you shall forfeit your right to any concession, commission, or other compensation with respect to such Shares, and that we reserve the right to cancel the sale without notice or demand and without any responsibility or liability on our or the Funds’ part or, at our option, to sell the Shares which you ordered back to the Funds, in which latter case we may hold you responsible for any loss, including, but not limited to, loss of profit, to the Funds or us resulting from your failure to make payment as required hereunder. We shall have no liability or responsibility for any check or other item returned unpaid to you after you have paid any amounts due on behalf of a purchaser. We may refuse to liquidate a customer’s investment unless we receive the customer’s signed authorization for the liquidation.

(k)

That you shall be responsible for any loss to the Funds caused by a correction to any order placed by you that is made subsequent to the trade date for the order, provided such correction was not caused by our negligence, and that you will immediately pay any such loss to the applicable Fund upon notification.

(l)

That if on a redemption or repurchase which you have ordered, instructions in proper form, including any outstanding certificates, are not received within the time customary or the time required by applicable laws, rules, and regulations, the redemption or repurchase may be canceled forthwith without any responsibility or liability on our or the Funds’ part or, at our option, we may buy the Shares redeemed or repurchased on behalf of the applicable Fund, in which latter case we may hold you responsible for any loss, including, but not limited to, any loss of profit, to the Funds or us resulting from your failure to settle the redemption or repurchase.

(m)

To obtain from your customers all consents required by applicable privacy and other laws, rules, and regulations to: (i) permit us, our affiliates, and the Funds to provide you, either directly or through a service established for that purpose, with confirmations, account statements, and other information about your customers’ investments in the Funds; (ii) permit you and your registered representatives, agents, independent contractors, and/or employees to transmit and receive confidential information concerning such customers to or from us, the Funds, and our respective service providers and through any websites through which we or they may permit you to conduct business concerning the Funds from time to time (collectively, the “Sites”); and (iii) permit you to provide trading, account, and other instructions to us, the Funds, and our respective service providers on behalf of such customers.

(n)

That orders for the purchase of Shares shall be placed by you only for customers for whom you have received all identification and performed all verification and other procedures required by applicable anti-money laundering and other laws, rules, and regulations and policies in your jurisdiction.

(o)	That you will bear all expenses you incur in connection with your activities under this Agreement.

(p)

That you will, at all times during which this Agreement is in effect, (i) keep in force appropriate broker’s blanket bond insurance policies covering any and all acts of your partners, directors, trustees, officers, employees, and agents that are adequate to protect and indemnify us and the Funds against any Losses (as defined in Section 24(a) below) that we or they may suffer or incur, directly or indirectly, as a result of any action or omission by you or your partners, directors, trustees, officers, employees, or agents in connection with this Agreement, and (ii) provide us with evidence of such insurance upon request.

(q)

That you will, at all times during which this Agreement is in effect, maintain the required net capital as specified by applicable rules and regulations of the SEC, FINRA, and other applicable regulatory authorities.

(r)

That you will comply with all restrictions and limitations on exchanges described in each Fund’s Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., marketing timing) and that you will comply with the provisions of Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Rule 22c-2 Shareholder Information Agreement attached as Exhibit A hereto and incorporated herein by reference.

(s)

That, if you provide brokerage clearing services to broker-dealers or other financial intermediaries who wish to sell Shares to their customers (“Originating Firms”), you represent that you and each such Originating Firm are parties to a clearing agreement which conforms in all respects to the requirements of FINRA Rule 4311 or, as applicable, the rules of a national securities exchange. In connection with your provision of such brokerage clearing services, you acknowledge and agree that (i) you are responsible for ensuring that Shares are sold in compliance with the terms and conditions of this Agreement and each Fund’s Prospectus, and (ii) we have no responsibility for determining whether any Shares are suitable for or in the best interest of your customers or customers of your Originating Firms.

(t)

That if Rule 2341 of the FINRA Rules precludes a Fund or Class thereof from imposing, or you from receiving, a sales charge (as defined in Rule 2341) or any portion thereof, you will not be entitled to any payments from us hereunder from the date that a Fund or Class thereof discontinues or is required to discontinue imposition of some or all of its sales charge. If a Fund or Class thereof resumes imposition of some or all of its sales charge, you will be entitled to, from the date of such resumption, payments hereunder or as modified by us, if applicable.

5.

Dealer’s Duties in Connection with Retirement Accounts. In connection with orders for the purchase of Shares on behalf of any individual retirement account, self-employed retirement plan, 401(k) plan, or other retirement plan account, you shall act as agent for the custodian or trustee of such plan (solely with respect to the time of receipt of the application and payments) and you shall not place such an order with the Funds or their designees until you have received from your customer payment for such purchase and, if such purchase represents the first contribution to such a retirement plan account, the completed documents necessary to establish the retirement plan and enrollment in the retirement plan. You agree to indemnify us, the Funds, and our respective affiliates against any Losses resulting from any incorrect investment instructions received from you.

6.

Conditional Orders; Certificates. You agree that you will not make any conditional orders for the purchase, redemption, or repurchase of Shares, and you acknowledge that the Funds will not accept from you any conditional orders for the purchase, redemption, or repurchase of Shares. Delivery of certificates or confirmations for Shares purchased shall be made by the Funds or their designees only against constructive receipt of the purchase price, subject to deduction of your concession and our portion of the sales charge, if any, on such sale. No certificates for Shares will be issued, unless specifically requested and approved by the applicable Fund in its sole discretion.

7.	Dealer’s Compensation.

(a)

On each purchase of Shares by you through us, the total sales charges and your dealer concessions shall be as stated in the applicable Fund’s Prospectus, subject to applicable laws, rules, and regulations, including, but not limited to, the FINRA Rules. Such sales charges and dealer concessions are subject to reduction under a variety of circumstances as described in each Fund’s Prospectus (e.g., through a letter of intent or right of accumulation). For an investor to obtain such a reduction, the applicable Fund or its designee must be notified at the time of the sale that the sale qualifies for a reduced charge and, upon request, you must provide the Fund or its designee with information so that the Fund or its designee may establish your customer’s qualification for the reduced charge. If you fail to notify the Fund or its designee of the applicability of a reduction in the sales or other charge at the time the trade is placed, neither we nor the Funds will be responsible or liable for amounts necessary to reimburse any investor for the reduction which should have been effected.

(b)

In accordance with the Funds’ Prospectuses, we or our affiliates may, but are not obligated to, make payments to you from our own resources as compensation for certain sales which are made at NAV (“Qualifying Sales”). If you notify us of a Qualifying Sale, we may make a contingent advance payment to you up to the maximum amount available for payment on the sale. If any of the Shares purchased in a Qualifying Sale are repurchased or redeemed within twelve (12) months of the month of purchase, we shall be entitled to recover any advance payment attributable to the repurchased or redeemed Shares by reducing any account payable or other monetary obligation we or our affiliates may owe to you or by making demand upon you for repayment in cash. We reserve the right to withhold advances to you if for any reason we believe that we may not be able to recover unearned advances from you. Termination or suspension of this Agreement shall not relieve you or us from the requirements of this subsection.

(c)

You agree to waive payment of any dealer concessions payable to you by us until such time as we are in receipt of such dealer concessions. Additionally, if we overpay any concession or other payment due to you under this Agreement, you agree to repay any such overpayment promptly.

8.	Redemptions or Repurchases.

(a)

Each Fund’s Prospectus describes the provisions whereby the Fund, under all ordinary circumstances, will redeem or repurchase Shares held by shareholders. You agree that you will not make any representations to shareholders relating to the redemption or repurchase of their Shares other than the statements contained in the applicable Fund’s Prospectus.

(b)

Redemptions or repurchases of Shares will be made at the NAV of such Shares, less any deferred sales charge, early repurchase fee, redemption fee, or other applicable fee, in accordance with the applicable Funds’ Prospectuses. Except as permitted by applicable laws, rules, and regulations, you agree not to purchase any Shares from your customers at a price lower than the NAV of such Shares next computed by the Funds after the purchase is made by you (the “Redemption/Repurchase Price”). You shall, however, be permitted to sell Shares for the account of the record owner to the Funds at the Redemption/Repurchase Price for such Shares. You agree that you will not under any circumstances maintain a secondary market in such redeemed or repurchased Shares.

(c)

If you hold Shares that are subject to a deferred sales charge, early repurchase fee, redemption fee, or other fee applied at the time of redemption or repurchase: (i) you agree to promptly remit, or cause your applicable affiliates to remit, any such charges or fees to us, the Funds, or our respective designees, as applicable; (ii) you represent that you or your applicable affiliates have the capability to track and account for any such charges or fees; and (iii) you further agree to administer and maintain any omnibus accounts held by you for two or more customers so that the terms and conditions of the Funds’ Prospectuses apply to each customer.

9.

Exchanges. Exchange orders will be effective only for uncertificated Shares or Shares for which certificates have been previously deposited and will be subject to any fees and restrictions set forth in the applicable Funds’ Prospectuses. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund sold with a sales charge to a Fund which carries a higher sales charge, may be subject to a sales charge in accordance with the terms of the applicable Fund’s Prospectus. You are also required to comply with any additional exchange policies described in the applicable Fund’s Prospectus, including, without limitation, any policy restricting or prohibiting excessive and/or short-term trading activity, the collection of redemption fees associated with such trading activity, and the prohibition of “market timing,” as defined in the applicable Fund’s Prospectus. You further agree to cooperate with us and the Funds to achieve compliance with the Funds’ policies and restrictions on short-term or excessive trading activity, as they may be amended from time to time.

10.	Transaction Processing.

(a)

All orders are subject to acceptance by the applicable Fund or its transfer agent and will become effective only upon confirmation by us or our designee. If required by applicable laws, rules, or regulations, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent to you if you so request. We and the Funds reserve the right in our discretion, at any time without notice to you, to suspend the sale of Shares or withdraw or limit the offering of Shares. We and the Funds also reserve the right not to accept any specific order for the purchase or sale of Shares. Except as otherwise set forth in a particular Fund’s Prospectus, orders will be effected at the price(s) next computed on the business day they are received if the orders are received by the Funds or their designees prior to the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time (the “Close of Trading”). Except as otherwise set forth in a particular Fund’s Prospectus, orders received after the Close of Trading will be effected at the price(s) computed on the next business day. For purposes of this Section 10, “business day” means each day on which the NYSE is open for business. All orders must be accompanied by payment in U.S. dollars. Orders payable by check must be drawn payable in U.S. dollars on a U.S. bank, for the full amount of the investment.

(b)

If you have entered into a National Securities Clearing Corporation (“NSCC”) Fund/SERV Networking program (“Fund/SERV”) agreement with us to effect transactions in Shares through Fund/SERV, you are hereby authorized to receive purchase, exchange, redemption, and repurchase orders for Shares executed through Fund/SERV. Accounts opened or maintained pursuant to Fund/SERV will be governed by applicable NSCC rules and procedures, and any agreements or other arrangements with us relating to networking. You represent and warrant to us that all orders for the purchase, exchange, redemption, or repurchase of Shares transmitted to Fund/SERV for processing on or as of a given business day (“Day 1”) shall have been received by you prior to the Close of Trading on Day 1. Such orders shall receive the Share price next calculated following the Close of Trading on Day 1. You represent and warrant to us that all orders received by you after the Close of Trading on Day 1 shall be treated by you and transmitted to Fund/SERV as if received on the next business day (“Day 2”). Such orders shall receive the Share price next calculated following the Close of Trading on Day 2.

(c)

You represent and warrant that you have and will maintain systems, policies, and procedures that are reasonably designed to prevent orders received after the Close of Trading from being executed with orders received before the Close of Trading and to otherwise comply with the requirements regarding the timely submission of orders as set forth in each Fund’s Prospectus.

(d)

You agree that you will follow all applicable laws, rules, and regulations and internal policies regarding the timely handling of orders for Shares and will maintain effective internal controls over your ability to appropriately distinguish and process orders received prior to and after the Closing of Trading, including operational systems and controls. You also agree that you will exercise reasonable due diligence to ensure that all third parties, if any, to whom you have delegated the responsibility to distinguish orders for Shares received prior to and after the Close of Trading have adopted and implemented systems, policies, procedures, and internal controls that are reasonably designed to appropriately distinguish and process such orders in accordance with all applicable laws, rules, and regulations and the relevant Fund’s Prospectus.

11.

Multiple Classes; Suitability. You acknowledge and agree that: (a) we serve as principal underwriter or distributor for different Funds and Classes thereof and that the fee structures and expense ratios of different Funds and Classes vary; (b) you will comply with all laws, rules, and regulations applicable to the sale and distribution of Funds offering multiple Classes, including, but not limited to, FINRA Rule 2111, Rule 15l-1 under the 1934 Act (“Reg BI”), the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), as applicable; (c) you will disclose to your customers the fee structure, expense ratio, and other differences between Classes and your related compensation and, as applicable, disclose, mitigate, and/or eliminate your conflicts of interest, if any, when and to the extent required by applicable laws, rules, and regulations, including, but not limited to, the FINRA Rules, Reg BI, the Advisers Act, ERISA, and the Code; (d) you will only recommend the purchase, holding, or sale of Shares, and particular Classes thereof, if such recommendations are suitable for and in the best interest of your customers in light of such customers’ investment objectives and other relevant circumstances; (e) you are solely responsible for all suitability and best interest determinations with respect to your recommendations and sales of Shares, and particular Classes thereof, to your customers; and (f) we, the Funds, and our respective affiliates shall have no responsibility or liability for your recommendations of particular Funds, Shares, or Classes, the manner of your performance of your suitability or best interest determinations or obligations, or your other actions or omissions in connection with your performance of your duties and responsibilities under this Agreement and applicable laws, rules, and regulations. You further acknowledge that we may from time to time provide to you with written compliance guidelines and standards relating to the sale and distribution of Funds offering multiple Classes with different sales charges and distribution-related operating expenses and you agree to adhere to any such compliance guidelines and standards.

12.	Rule 12b-1 Plans.

(a)

You may participate in each distribution and/or shareholder services plan (each, a “Plan”) adopted for a Class of a Fund or for a Fund that has only a single Class (each, a “Plan Class”) pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1”).

(b)

To the extent that you provide administrative and other services contemplated by a Plan, including, but not limited to, furnishing personal and other services and assistance to your customers who own Shares of a Plan Class, answering routine inquiries regarding a Fund covered by a Plan (each, a “Plan Fund”) or Plan Class, assisting in changing account designations and addresses, and maintaining accounts and providing such other services as a Plan Fund or we may require under a Plan, to the extent permitted by applicable laws, rules, and regulations and the applicable Plan, we shall pay you a Rule 12b-1 servicing fee. Additionally, to the extent that you participate in the distribution of Shares of a Plan Class that are eligible for a Rule 12b-1 distribution fee, we shall also pay you a Rule 12b-1 distribution fee. As part of your distribution services, you agree to support our marketing efforts by, among other things, granting reasonable requests for visits to your offices by our wholesalers and marketing representatives; including all Plan Funds on your “approved,” “preferred,” or other similar product lists, to the extent the Plan Funds satisfy your standards for inclusion on such lists; and otherwise providing satisfactory product, marketing, and sales support in connection with the Plan Funds. All Rule 12b-1 servicing and distribution fees shall be based on the value of Shares attributable to your customers and eligible for such payments and shall be calculated on the basis of and at the rates set forth in the compensation schedule then in effect for the applicable Plan Class as set forth in the applicable Plan Fund’s Prospectus (the “Compensation Schedule”). Without prior approval by a majority of the outstanding Shares of a particular Plan Class, the aggregate annual Rule 12b-1 servicing and distribution fees paid to you pursuant to the Plan for such Plan Class shall not exceed the annual maximums reflected in the applicable Plan Class’s Prospectus, which amount shall be a specified percentage of the value of such Plan Class’s net assets held in your customers’ accounts that are eligible for payment pursuant to the applicable Plan and this Agreement (determined in the same manner as such Plan Class uses to compute its net assets as set forth in its Prospectus). You agree that redemption levels of shareholder accounts assigned to you may be considered in evaluating your continued ability to receive payments of Rule 12b-1 servicing and distribution fees.

(c)

You shall furnish us and each Plan Fund with such information as shall reasonably be requested by us or the Board of Directors, Board of Trustees, or other governing body (as applicable, the “Directors”) of such Plan Fund with respect to the fees paid to you pursuant to the Compensation Schedule for such Plan Fund and the servicing and/or distribution services you have provided (including, but not limited to, amounts spent in connection with such services and the purposes thereof). We shall furnish to the Directors of the Plan Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made. You agree to cooperate with us in connection with our reporting to the Directors and regulators concerning this Agreement and your services hereunder.

(d)

Each Plan and the provisions of any agreement relating to such Plan must be approved annually by a vote of the applicable Plan Fund’s Directors, including such Directors who are not interested persons of such Plan Fund and who have no direct or indirect financial interest in the operation of such Plan or any related agreement (the “Rule 12b-1 Directors”). Each Plan may be terminated at any time by the vote of a majority of the Rule 12b-1 Directors or by a vote of a majority of the outstanding Shares of the applicable Plan Class. Additionally, any agreement related to a Plan, including the Plan-related provisions of this

Agreement, may be terminated at any time, without the payment of any penalty, by the vote of a majority of the Rule 12b-1 Directors or by a vote of a majority of the outstanding Shares of the applicable Plan Class on not more than sixty (60) days’ written notice. Any Plan and the provisions of any agreement related to a Plan, including the Plan-related provisions of this Agreement, may also be terminated by any act that terminates the principal underwriting agreement or distribution services agreement between us and the applicable Plan Fund, and/or the investment management agreement between Lincoln Financial Investments Corporation (“LFI”) and such Plan Fund. In the event of the termination of a Plan for any reason, the provisions of this Agreement relating to such Plan will also terminate without any action of the parties.

(e)

Continuation of a Plan and provisions of this Agreement relating to such Plan are conditioned on the applicable Plan Fund’s Directors satisfying the applicable fund governance standards set forth in Rule 0-1(a)(7) of the 1940 Act, including the applicable Plan Fund’s Rule 12b-1 Directors being ultimately responsible for selecting and nominating any new Rule 12b-1 Directors for such Plan Fund. Under Rule 12b-1, the Directors of the Plan Funds have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement related to the Plan should be implemented or continued. Under Rule 12b-1, a Plan Fund is permitted to implement or continue a Plan or the provisions of any agreement relating to such Plan from year to year only if, based on certain legal considerations, the Directors of such Plan Fund can conclude that such Plan will benefit the Plan Class. Absent such yearly determination, such Plan and the provisions of any agreement relating to such Plan must be terminated as set forth above. Any obligations assumed by a Fund pursuant to this Agreement shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction thereof from the shareholders of any Fund.

(f)

The provisions of the Plans and the distribution services agreement between the Plan Funds and us shall prevail over the provisions of this Agreement in the event of any inconsistency. You hereby acknowledge and agree that all payments under the Plans are subject to the limitations contained in such Plans and the distribution services agreement between the Plan Funds and us and may be varied or discontinued at any time. You further acknowledge and agree that we merely administer and forward payments pursuant to the Plans and you agree that in no event will Rule 12b-1 servicing or distribution payments, if any, be made to you unless and until we receive such payments from the applicable Plan Fund. You agree to waive payment of any amounts payable to you by us under a Plan until such time as we are in receipt of such amounts from the applicable Plan Fund.

13.

Registration of Shares. Upon request, we shall notify you of the states and other jurisdictions in which we reasonably believe that each Fund’s Shares are currently notice filed, registered, or qualified for offer or sale to the public. You agree that such notification by us shall not constitute the discharge, fulfillment, or waiver of any requirement or obligation that you verify whether the Shares may be notice filed, registered, or qualified for offer or sale, or otherwise eligible for offer or sale in any jurisdiction. We shall have no obligation to make notice filings of, register, or qualify, or to maintain notice filings, registrations, or qualifications of, Shares in any particular state or other jurisdiction. We shall have no responsibility, under the laws, rules, and regulations regulating the sale of securities in the United States or any foreign country, for the registration, qualification, or licensed status of persons offering or selling Shares or for the manner of offering or sale of Shares. If it is necessary to file notice of, register, or qualify Shares in any foreign countries in which you intend to offer the Shares, it will be your sole responsibility to arrange for and to pay the costs of any such notice filing, registration, or qualification; provided, however, that prior to any such notice filing, registration, or qualification, you will notify us and the applicable Funds of your intent and of any limitations that might be imposed on us or the Funds, and you agree not to proceed with any such notice filing, registration, or qualification or the offering or sale of Shares in any foreign country without our and the applicable Funds’ prior written consent. You agree not to transact orders for Shares in states or other jurisdictions in which you have been informed or have reason to believe that Shares may not be sold or in which you and your personnel are not authorized to offer and sell Shares. You agree that we shall have no responsibility or liability under the laws, rules, and regulations regulating the sale of securities in the United States or any foreign country with respect to the qualification or status of you or your personnel offering or selling Shares. We shall not, in any event, be liable or responsible for the issue, form, validity, enforceability, or value of Shares or for any matter in connection therewith, and no obligation not expressly assumed by us in this Agreement shall be implied. Nothing in this Agreement shall be deemed to be a condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act, the 1940 Act, the rules and regulations of the SEC or FINRA, or any applicable laws, rules, or regulations of any government or authorized agency in the United States or any foreign country having jurisdiction over the offering or sale of Shares, or to relieve the parties hereto from any liability arising under such laws, rules, or regulations.

14.

Correspondent Relationships. If you maintain relationships with unaffiliated introducing brokers or dealers or unaffiliated brokers or dealers who clear through you (collectively, “Correspondents”), you:

(a)	acknowledge that certain Correspondents have not entered into a fund selling agreement or other applicable agreement with us;

(b)

represent and warrant that your contract with each Correspondent requires each Correspondent to comply with all applicable laws, rules, and regulations, including, but not limited to, all applicable anti-money laundering laws, rules, and regulations;

each Fund’s registration statement and Prospectus; each Fund’s policies against late trading and market timing; and the terms of this Agreement;

(c)

represent and warrant that you maintain a reasonable due diligence process through which you regularly and periodically evaluate and monitor each Correspondent’s compliance procedures, including, but not limited to, their procedures designed to ensure compliance with all applicable laws, rules, and regulations, including, but not limited to, all applicable anti-money laundering laws, rules, and regulations; each Fund’s registration statement and Prospectus; each Fund’s polices against late trading and market timing; and the terms of this Agreement; and

(d)

agree to indemnify and hold harmless each Fund, us, and our respective officers, directors, trustees, employees, affiliates, and agents from and against any and all Losses arising out of any act or omission by a Correspondent in violation of any applicable laws, rules, or regulations, including, but not limited to, any applicable anti-money laundering laws, rules, or regulations; any Fund’s registration statement or Prospectus; any Fund’s polices against late trading and market timing; or the terms of this Agreement, in each case to the same extent as if you had committed such act or omission.

15.

Compliance Rule. You agree to provide us with any assistance, information, or reports that we reasonably request in order to fulfill our duties to assist the Funds with compliance with Rule 38a-1 under the 1940 Act, in our capacity as principal underwriter or distributor to each Fund.

16.

Anti-Bribery and Anti-Corruption. You represent and warrant that you understand and will comply with the requirements of all applicable laws, rules, and regulations relating to “pay-to-play,” bribery, and corruption both in your home jurisdiction and in all other jurisdictions which may apply to the services to be performed by you under and in connection with this Agreement. You further represent and warrant that you will fully comply with all requirements of such laws, rules, and regulations in connection with all your activities under or in any way related to this Agreement and with such other requirements of which we may notify you from time to time.

17.	Tax Matters; Parties’ Responsibilities.

(a)

As used herein, “FATCA” means: (i) Sections 1471 through 1474 of the Code, the regulations promulgated from time to time by the U.S. Department of the Treasury (the “Treasury Department”) thereunder, and administrative guidance issued by the U.S. Internal Revenue Service (the “IRS”) with respect thereto; (ii) any law, rule, regulation, or other official guidance enacted in or issued by any foreign country, or any intergovernmental agreement between the United States and any other jurisdiction, that facilitates the implementation of any of the authorities listed in clause (i) above; and (iii) any private agreement you or any of your affiliates has entered into with the IRS, the U.S. government, or any governmental or taxation authority in any other jurisdiction that facilitates the implementation of any of the authorities listed in clauses (i) or (ii) above.

(b)

You represent, warrant, confirm, and agree that for all of your customers investing in Shares through an account of a type described in the table below, you: (i) directly, or through someone acting on your behalf, will perform and provide U.S. federal income tax reporting and all applicable U.S. federal income tax withholding (including, without limitation, any backup withholding and any withholding and other compliance required by FATCA) in accordance with all applicable tax laws, rules, and regulations (including, but not limited to, FATCA), with respect to such customer accounts; (ii) will, at such times as required by FATCA, have a reporting and verification program in place for your customers that complies with FATCA and will otherwise comply with FATCA with respect to such customers; and (iii) will promptly provide (or arrange for the prompt provision) to us, upon our reasonable request, confirmation that you and your customers have complied with all applicable obligations under applicable tax laws, rules, and regulations (including, but not limited to, FATCA).

(c)

You represent, warrant, confirm, and agree that for all of your customers investing in Shares through an account of a type other than those described in the table below, you will promptly provide to us or our designee, upon our reasonable request, such information and documentation as may be necessary for us, the Funds, and our respective designees to perform and provide U.S. federal income tax reporting and all applicable U.S. federal income tax withholding, including, without limitation, backup withholding and any withholding or other compliance required by FATCA.

Account Type	Description
Network Level 3 Accounts	Network Level 3 Accounts, as that term is used by the NSCC, refer to accounts for which you maintain full customer control, including the handling of all orders, customer statements, and reporting.

Trust Networked Accounts	Trust Networked Accounts refer to Network Level 0, as that term is used by the NSCC, trust accounts for which you maintain all customer account-level information.

Non-NSCC Accounts Similar to the Foregoing	Non-NSCC accounts for which you maintain full customer control, including the handling of all orders, customer statements, and reporting, or for which you maintain all customer account-level information.

(d)

You acknowledge that, notwithstanding anything to the contrary in this Agreement (and with the exception of Trust Networked Accounts as described below), for those accounts of your customers for which we and/or the Funds have agreed to provide certain shareholder services (similar to the services to be provided if those accounts were maintained as “direct to Fund” accounts), unless otherwise agreed to by the parties, we and/or the Funds shall only be responsible for the following: (i) regulatory mailings; (ii) customer notifications; (iii) tax reporting; (iv) statement production; (v) daily trade confirmations; and (vi) providing online access to account information. You shall be responsible for providing all other services and performing all other tasks as described in this Agreement.

(e)

For Trust Networked Accounts maintained on the books of a Fund, we and/or the Fund shall only be responsible for regulatory mailings, and you shall be responsible for providing all other services and performing all other tasks as described in this Agreement.

18.	Alternative Investment Fund Managers Directive.

(a)

You acknowledge and agree that in connection with your services to us and/or the Funds you are aware that neither the Funds’ investment adviser, LFI, nor the Funds are currently approved, registered, or otherwise permitted to market to prospective investors which are domiciled in, or with a registered office in, any jurisdiction within the Member States of the European Union and the European Economic Area (collectively, the “EEA”) under any legislation implementing the Alternative Investment Fund Managers Directive (“AIFMD”) and the supplementing Level 2 Delegated Regulation to the AIFMD in the relevant country.

(b)

You further acknowledge and agree that the Funds are only available for sale to residents of the United States and that pursuant to your appointment by us as our intermediary, you are hereby prohibited from performing any marketing activities relating to the Funds which involve prospective investors domiciled in, or with a registered office in, any jurisdiction within the EEA (the “Instruction”).

(c)

You further acknowledge and agree that you shall be solely responsible and liable for any failure by you or your representatives to comply with the Instruction, including any liability for any and all direct or indirect Losses to us, the Funds, or our respective affiliates which may arise from any alleged violation of AIFMD, the AIFMD Level 2 Delegated Regulation in the relevant country, or any legislation implementing AIFMD or the AIFMD Level 2 Delegated Regulation in the relevant country related to the offer or sale by you or your representatives of Shares.

19.	Money Market Funds.

(a)	Retail Money Market Funds.

(i)

You acknowledge and agree that any Fund identified in its Prospectus as a retail money market fund (each, a “Retail Money Market Fund”) is available for purchase only by natural persons as described in the Retail Money Market Fund’s Prospectus (“Natural Persons”).

(ii)

You represent, warrant, confirm, and agree that you have adopted and implemented, or will adopt and implement prior to selling Shares of any Retail Money Market Fund, policies and procedures reasonably designed to limit all beneficial owners of the Retail Money Market Fund to Natural Persons and that such policies and procedures will remain in effect on an ongoing basis and will continue to be reasonably designed to limit all beneficial owners of the Retail Money Market Fund to Natural Persons at all times while this Agreement is in effect.

(iii)	You will promptly redeem any shareholder of a Retail Money Market Fund that is determined not to be a Natural Person.

(iv)	If you operate a Correspondent clearing platform or similar clearing platform through which any Retail Money Market Fund is offered for sale, you confirm and agree that:

(A)	Your agreement with each Correspondent contains a provision requiring such Correspondent to allow the purchase of Shares of a Retail Money Market Fund only by Natural Persons;

(B)

Your agreement with each Correspondent contains a provision requiring the Correspondent to adopt and implement, prior to selling Shares of a Retail Money Market Fund, policies and procedures reasonably designed to limit all beneficial owners of the Retail Money Market Fund to Natural Persons, and that such procedures will remain in effect on an ongoing basis and will continue to be reasonably designed to limit all beneficial owners of the Retail Money Market Fund to Natural Persons;

(C)	You will redeem, or instruct the Correspondent to redeem, any shareholder of a Retail Money Market Fund that is a customer of a Correspondent that is determined not to be a Natural Person; and

(D)

As an alternative to (a)(iv)(A) and (a)(iv)(B) above, you will not accept orders for the purchase of Shares of a Retail Money Market Fund from a Correspondent that has not entered into a selling, services, or similar agreement with us.

(b)	Liquidity Fees and Restrictions on Trading.

(i)

Prior to selling Shares of any Fund that is a money market fund, you agree to adopt and implement policies and procedures that are reasonably designed to apply, modify, or remove liquidity fees and to suspend or resume redemptions at such time as specified by a Fund or us (the “Effective Time”) in accordance with this Agreement and that such policies and procedures will remain in effect on an ongoing basis and will continue to be reasonably designed to apply, modify, or remove liquidity fees and to suspend or resume redemptions, at the Effective Time, at all times while this Agreement is in effect.

(ii)

Upon notice from a Fund or us of the implementation of a liquidity fee, you will immediately impose such liquidity fee on all redemption requests received after the Effective Time and give appropriate and timely notice to investors of the imposition of such liquidity fee.

(iii)

Upon notice from a Fund or us of a change in the level of a liquidity fee currently in effect, you will immediately apply such new liquidity fee on all redemption requests received after the Effective Time and give appropriate and timely notice to investors of the imposition of such new liquidity fee.

(iv)	Upon notice from a Fund or us of the removal of a liquidity fee, you will immediately cease to impose such liquidity fee on all redemption requests received after the Effective Time.

(v)	You acknowledge and agree that any liquidity fees collected by you are assets of the applicable Fund and shall be paid to the applicable Fund on the settlement date of the redemption.

(vi)

Any provision in any agreement between you and us for the sale of Shares that may be read to prevent or restrict the assessment of a liquidity fee or to prevent or restrict the suspension of redemptions is hereby superseded to the extent necessary.

(vii)

Upon notice from a Fund or us that redemptions have been suspended, you will immediately suspend redemptions for all beneficial owners at the Effective Time and give appropriate and timely notice to beneficial owners of the suspension of redemptions.

(viii)

Upon notice from a Fund or us that redemptions are no longer suspended, you will immediately resume processing redemptions for all beneficial owners after the Effective Time and give appropriate and timely notice to beneficial owners of the resumption of redemptions.

(ix)

You agree that the terms of this Agreement will apply to all beneficial owners, including those beneficial owners that are introduced to you by any Correspondent through a correspondent clearing or similar relationship.

(x)

You acknowledge and agree that failure to impose, change, or remove liquidity fees, suspend or resume redemptions, or provide any certifications as required by this Agreement may result in the involuntary liquidation of all accounts in your name or beneficially held by your customers in our sole discretion.

(xi)

In the event that you fail to impose a liquidity fee or that you process and pay a redemption request during a period when you have been notified of a suspension of redemptions, then you shall be liable to the applicable Fund and shall pay, from your own assets, the amount of any liquidity fee that should have been assessed to the proceeds of the redemption and, if applicable, the amount of any redemption proceeds for a redemption that is processed and paid by you to a customer during a period when a suspension of redemptions is in effect.

(c)	Intraday NAV Calculations.

(i)	Funds with floating NAVs in accordance with Rule 2a-7 under the 1940 Act shall hereinafter be referred to as “FNAV Funds.”

(ii)

With respect to each FNAV Fund, you shall not serve as the FNAV Fund’s dealer, agent, or designee for purposes of Rule 22c-1 under the 1940 Act in connection with the receipt of purchase, redemption, or exchange orders (“Orders”). For the avoidance of doubt, you shall continue to bear the obligations to the FNAV Funds provided in this Agreement, if any, other than the receipt of Orders.

(iii)

Orders submitted in accordance with the preceding paragraph will be effected at the NAV calculated at the next NAV determination time, as specified in the FNAV Fund’s Prospectus (the “NAV Calculation Time”), following acceptance of the Order in good form by the FNAV Fund or the FNAV Fund’s transfer agent or other agent of the FNAV Fund authorized to accept Orders.

(iv)

You understand and agree that you are solely responsible for (A) transmitting Orders to the FNAV Fund on a timely basis and (B) any losses to your customers for Orders accepted by you before, but received and accepted by the FNAV Fund after, an NAV Calculation Time.

(d)	Certification.

(i)

By signing this Agreement, you certify that you have adopted and implemented, or will adopt and implement prior to selling Shares of any Fund that is a money market fund, policies and procedures that are reasonably designed to comply with this Section 19 and that such policies and procedures will remain in effect during the term of this Agreement.

(ii)

Upon our reasonable request, you will promptly provide written certification that you continue to have policies and procedures in place that are reasonably designed to comply with the terms of this Agreement, including this Section 19, as applicable.

20.	Continuously Offered Closed-End Funds.

(a)

This Section 20 relates solely to Shares issued by a Fund: (i) that is a closed-end management investment company registered under the 1940 Act; (ii) that makes a continuous offering of its Shares; (iii) for which we serve as principal underwriter or distributor; and (iv) that periodically repurchases or conducts tender offers for its Shares, including pursuant to Rule 23c-3 under the 1940 Act (each, a “CEF”). Shares of a CEF that are offered to the public will be registered under the 1933 Act and are expected to be offered during an offering period that may continue indefinitely (the “Continuous Offering Period”). There is no guarantee that such a Continuous Offering Period will be maintained by any CEF. Descriptions of the Continuous Offering Period, the Shares of a CEF, and the terms on which such Shares are offered and may be repurchased are included in the applicable CEF’s Prospectus.

(b)

As set forth in each CEF’s Prospectus, we may, but are not obligated to, provide you with compensation for selling Shares of a CEF. In addition, you may be entitled to a fee for servicing your customers who are shareholders in a CEF, subject to applicable laws, rules, and regulations, including, but not limited to, the FINRA Rules. For the avoidance of doubt, you agree that any repurchases of Shares of a CEF that were originally purchased as Qualifying Sales shall be subject to Section 7(b) above.

(c)	You expressly understand, acknowledge and agree that, notwithstanding anything to the contrary in this Agreement:

(i)	Certain CEFs may not have a distribution and servicing plan and in no event will such CEFs pay, or have any obligation to pay, any such compensation directly or indirectly to you.

(ii)	Shares of a CEF will not be repurchased other than as described in the CEF’s Prospectus, if at all.

(iii)	No secondary market for Shares of the CEFs currently exists or is expected to develop in the future and, therefore, Shares of the CEFs have very limited liquidity.

(iv)

YOU ARE EXPRESSLY PROHIBITED FROM MAKING ANY REPRESENTATIONS REGARDING A REPURCHASE OR TENDER OFFER BY A CEF, OTHER THAN THOSE CONTAINED IN THE CEF’S PROSPECTUS OR IN REPURCHASE OR TENDER OFFER NOTIFICATIONS PROVIDED BY SUCH CEF.

(v)

You will, upon our or a CEF’s request, (i) transmit to your customers any repurchase or tender offer notifications received from a CEF within the time period specified in the applicable Fund’s Prospectus and in such notifications and (ii) use reasonable best efforts, or such higher standard required by applicable laws, rules, and regulations, to transmit repurchase or tender requests from your customers to the applicable CEF or its transfer agent or other designee within the applicable period for repurchase or tender requests to be validly and effectively received, as specified in the applicable Fund’s Prospectus and such notifications.

(vi)

An early repurchase fee and other charges payable by shareholders of a CEF may be imposed on Shares accepted for repurchase or through a tender offer by the CEF that have been held for less than a stated period, as set forth in the applicable CEF’s Prospectus.

(vii)	In the event your customer cancels his or her order for Shares of a CEF after confirmation, such Shares will not be repurchased, remarketed, or otherwise disposed of by or through us.

(d)

In connection with any recommendation to a customer regarding an investment in or investment strategy regarding a CEF, you agree to make all necessary and appropriate disclosures to such customer regarding the CEF, including, but not limited to, the risks associated with an investment in the CEF, including, without limitation, the fact that: (i) the CEF’s Shares will not be listed on a public exchange; (ii) no secondary market exists or is expected to develop for the CEF’s Shares and, therefore, the CEF’s Shares may be appropriate only as a long-term investment; (iii) liquidity for the CEF’s Shares will be provided only through repurchase or tender offers as described in the CEF’s Prospectus, if at all; (iv) there is no guarantee that an investor will be able to sell all the Shares that the investor desires to sell in any repurchase or tender offer conducted; (v) an investor should consider an investment in the CEF’s Shares to be of limited liquidity; (vi) investing in the CEF’s Shares may be speculative and involves a high degree of risk; (vii) the CEF may use leverage and pursue complex investment strategies or other investment strategies that involve increased risks, as described in its Prospectus; and (viii) an investor should carefully read the entirety of the CEF’s Prospectus, including the fee, expense, and risk factor disclosures therein, prior to investing in the CEF.

21.	Fund Information.

(a)

You are not authorized to give any information or make any representations concerning the Shares or the Funds except those contained in the applicable Funds’ Prospectuses or in other materials provided by us or the Funds, nor may you present or create any information or materials that are contrary to or inconsistent with the materials so provided to you. We will supply you with reasonable quantities of, and/or electronic access to, Prospectuses, sales and other marketing materials, and additional information as issued by the Funds or us. We will not be responsible for reimbursing you for any costs or expenses you may incur for accessing or printing such materials. You may not modify or translate any materials that we or the Funds provide to you.

(b)

You agree that you are solely responsible for any materials prepared by you concerning the Shares or the Funds and that all such materials will: (i) conform to all requirements of all applicable laws, rules, and regulations, including those of any government or authorized agency in the United States or any other country having jurisdiction over the offering or sale of Shares, including, but not limited to, the SEC and FINRA; (ii) not be contrary to or inconsistent with any information or materials provided to you by us or a Fund; and (iii) be made available to us promptly upon request. You agree to file any advertising or sales material relating to the Funds prepared by you with FINRA, or other applicable legal or regulatory authorities, as and when required by FINRA or such other legal or regulatory authorities. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any advertising, sales materials, or other materials prepared by you and we will have no involvement in the preparation of, or responsibility or liability for, any such materials prepared by you. Notwithstanding the above, you may not use our, the Funds’, or our respective affiliates’, products’, or services’ names or logos in any materials prepared by you without our prior written consent; provided, however, that you may use the names of the Funds on any list of funds available through your platform without our prior written consent.

(c)

You agree that you will not distribute or make available to retail customers or the public, as applicable, any information furnished to you by us, the Funds, or our respective affiliates and that is marked “for broker use only,” “for dealer use only,” “for investment adviser use only,” or “for institutional use only” or that otherwise indicates that such information is confidential or not intended for distribution to retail customers or the public.

22.

Use of the Sites. Your registered representatives, agents, independent contractors, and employees may have access to the Sites as provided herein: (a) upon registration by such individual on a Site (including by providing certain data and codes identifying you); (b) if you cause an appropriate Site access request (an “Access Form”) to be signed by your authorized personnel and submitted to us or our designees or service providers, as a schedule to, and as legally a part of, this Agreement; or (c) if you provide such individual with the necessary access codes or other information necessary to access the Sites through any generic or firm-wide authorization we or our designees or service providers may grant you from time to time. Upon receipt by us or our designees or service providers of a completed registration submitted by an individual through the Sites or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we or our designees or service providers will issue a user identification, express number, password, and/or other appropriate credentials (collectively, an “Access Code”). Any person to whom we or our designees or service providers issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Sites through any generic or firm-wide authorization we or our designees or service providers may grant you from time to time shall be an “Authorized User.” We shall be entitled to assume that any such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Sites, including all services and information which you are authorized to access on the Sites. All inquiries and transactions initiated by you or your Authorized Users are your sole responsibility, are at your risk, and are subject to our and our designees’ and service providers’ review and approval (which could cause a delay in processing). You agree that we do not have a duty to question any information or instructions that you or your Authorized Users give to us or our designees or service providers under this Agreement, including, but not limited to, information and instructions provided through the Sites, and that we are entitled to treat as authorized, and act upon, any such instructions and information you or your Authorized Users submit to us or our designees or service providers through the Sites or otherwise. You and your Authorized Users agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Sites. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss, theft, or unauthorized use of any Access Code, you agree to notify us immediately. You also agree to monitor your and your Authorized Users’ use of the Sites to ensure that the terms of this Agreement are followed. You acknowledge that the Sites are transmitted over the Internet on a reasonable efforts basis and that we do not warrant or guarantee their accuracy, timeliness, completeness, reliability, or non-infringement. Moreover, you acknowledge that the Sites are provided for informational purposes only and are not intended to comply with any laws, rules, regulations, or requirements established by any regulatory or governmental agency. You also agree that you will comply with all verification protocols, policies, and agreements concerning use of the Sites, including, without limitation, any terms of use or similar agreements posted on the Sites, as they may be revised and reposted on the Sites from time to time (collectively, the “Site Terms”), and the Site Terms (as in effect from time to time) are a part of this Agreement.

23.

Dealer’s Additional Representations, Warranties, and Covenants. In addition to your other representations, warranties, and covenants in this Agreement, you hereby represent, warrant, and covenant that:

(a)

You are duly organized and existing and in good standing under the laws of the state or other jurisdiction in which you are organized, and you will not offer Shares for sale in any state or other jurisdiction where Shares may not be legally sold or where you are not qualified to perform your obligations hereunder;

(b)

You are empowered under all applicable laws, rules, and regulations and by your organizational documents to enter into this Agreement and perform your obligations hereunder; that there are no impediments, prior or existing, or regulatory, administrative, civil, or criminal matters affecting your ability to perform your obligations under this Agreement; and that your performance of your obligations under this Agreement does not and will not violate or conflict with any applicable laws, rules, regulations or agreements or other obligations to which you are a party or bound;

(c)	All requisite actions have been taken to authorize your entrance into and performance of this Agreement;

(d)

You have the necessary facilities, equipment, and qualified personnel to perform your obligations under this Agreement and will perform your obligations under this Agreement in accordance with the terms of this Agreement, in a competent and businesslike manner;

(e)

Except as previously disclosed to us in writing, you are not subject to any enforcement or other proceeding under federal, state, or other laws, rules, or regulations or the rules or regulations of any regulatory authority having jurisdiction over your activities, including, but not limited to, the SEC and FINRA;

(f)

Your acceptance of any compensation contemplated by this Agreement is and will be in compliance with all applicable laws, rules, and regulations and will not constitute a non-exempt prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, as applicable;

(g)

You will comply with all applicable federal, state, local, and other laws, rules, and regulations, and the rules and regulations of applicable regulatory authorities, including, but not limited to, the SEC and FINRA, in performing your obligations hereunder, and that in recommending to any customer the purchase, holding, sale, or exchange of any Shares, or Class of Shares, of a Fund, you shall have reasonable grounds for believing that the recommendation is suitable for and in the best interest of such customer based on such customer’s investment objectives and other relevant characteristics and is otherwise in compliance with all applicable laws, rules, and regulations, including, but not limited to, FINRA Rule 2111, Reg BI, and any fiduciary obligations to which you are subject under the Advisers Act, ERISA, the Code, or any other applicable law;

(h)

You have full authority to act on behalf of each customer; you will act only in accordance with the scope of your authority when acting on behalf of each customer; any instructions you provide to us, the Funds, or our respective designees or service providers with respect to a customer’s account, account options, or transactions are in accordance with such Customer’s instructions; and any information you provide to us, the Funds, or our respective designees or service providers with respect to any customer, including, but not limited to, information in account applications, subscription agreements, and other documentation, is true, accurate, and complete to the best of your knowledge after appropriate inquiry;

(i)

You will promptly notify us: (i) if you are found to have violated any law, rule, or regulation and such violation would be required to be reported on Form BD; (ii) if you are found to have violated any law, rule, or regulation affecting your ability to perform under this Agreement in any material respect; (iii) if you become subject to any “statutory disqualification,” as such term is defined in Section 3(a)(39) of the 1934 Act; or (iv) if you receive any written claim or complaint (including a customer complaint) or become subject to any enforcement action or other legal or regulatory proceeding relating to any transaction in the Shares or any other activities hereunder; and

(j)	You will promptly notify us if any of your foregoing or other representations or warranties in this Agreement cease to be true during the term of this Agreement.

24.	Indemnification; Defense of Claims; Attorneys’ Fees.

(a)

You agree to indemnify, defend, and hold harmless us, the Funds, our respective officers, directors, trustees, affiliates, and employees, and each person who controls or is controlled by us within the meaning of Section 15 of the 1933 Act (collectively, the “Lincoln Indemnitees”), from and against any and all actual and alleged losses, claims, demands, actions, liabilities, costs, damages, and expenses, including, but not limited to, attorneys’ fees and expenses (collectively, “Losses”), arising from or as a result of: (i) any actual or alleged violation of any law, rule, or regulation (including, without limitation, federal, state, and other securities and consumer protection laws, rules, and regulations and the rules and regulations of state or federal regulatory authorities, including, but not limited to, the SEC and FINRA) or any actual or alleged violation of common law or action in equity (including, without limitation, all tort and contract claims) by you or by or through any of your officers, directors, trustees, affiliates, employees, independent contractors, or agents in connection with your activities under or in connection with this Agreement; (ii) the breach by you or any of your officers, directors, trustees, affiliates, employees, independent contractors, or agents of any of the representations, warranties, covenants, terms, or conditions of this Agreement; (iii) actions or omissions by any Lincoln Indemnitee in reliance upon any instructions, information, or requests, whether oral, written, or electronic, believed to be genuine and to have been given by you or on your behalf; or (iv) any use, including, but not limited to, unauthorized access obtained through you or your officers, directors, trustees, affiliates, employees, independent contractors, or agents, of the Sites by you or your officers, directors, trustees, affiliates, employees, independent contractors, or agents; provided, however, that a Lincoln Indemnitee shall not be entitled to indemnification hereunder to the extent the actual and proximate cause of any such Loss is attributed to such Lincoln Indemnitee’s own gross negligence or willful misconduct.

(b)

In addition, you agree that in the event that the Lincoln Indemnitees are named in any legal proceedings (including, but not limited to, actions or suits filed in court and statements of claim filed in any arbitration forum) which involve Losses that are the subject of this indemnification agreement, the Lincoln Indemnitees may, following notice to you, retain attorneys of their choice to represent them in such legal proceedings at your expense, and you will promptly reimburse them for the attorneys’ fees and expenses incurred in connection with the defense of any such legal proceedings. This Section 24 shall survive any termination of this Agreement.

25.

Termination; Succession; Assignment; Amendment. In addition to any other rights of termination provided in this Agreement, each party may terminate this Agreement by giving thirty (30) days’ prior written notice to the other party. This Agreement shall, at our option, also terminate immediately upon: (a) the appointment of a trustee under the Securities Investor Protection Act of 1970 or upon any other act or acknowledgment of insolvency by you, and you agree to immediately notify us of any such trustee appointment or other act or acknowledgment of insolvency; (b) the occurrence of, or the notification to us of the occurrence of, any event under Section 1(b) of this Agreement; (c) your breach of any representation or warranty under Section 1(a), Section 2(b), or Section 23 of this Agreement; and (d) your breach of any provision of Section 4 of this Agreement. The termination of this Agreement by any means permitted by this Agreement shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by you subsequent to your voluntary termination of this Agreement will not reinstate this Agreement. Reinstatement will be effective only upon written notification by us to you. This Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act). This Agreement may not be assigned by you without our prior written consent. This Agreement may be amended by us at any time by written notice to you and your placing of any order for Shares or acceptance of a payment of any kind after your receipt of notice of any such proposed amendment shall constitute your acceptance of such proposed amendment. Notwithstanding the foregoing, the Site Terms may be separately amended as provided therein and as so amended and in effect from time to time shall be a part of this Agreement.

26.	Confidentiality; Privacy; Anti-Money Laundering.

(a)

Each party acknowledges that it may be provided with proprietary, confidential, or otherwise non-public information of the other party (“Confidential Information”) in connection with its performance of its obligations under this Agreement. Each party shall hold all such Confidential Information in confidence and shall use such Confidential Information solely in connection with its performance of its obligations under this Agreement. Except to the extent required for the performance of its obligations under this Agreement, under no circumstances may a party cause any Confidential Information to be disclosed to any third party or reused or redistributed without the other party’s prior written consent. Notwithstanding the foregoing, information provided by one party to the other party shall not be deemed to be Confidential Information and the receiving party shall have no obligation with respect to such information where the information: (i) was known to the receiving party prior to receiving such information from the other party; (ii) has become publicly known through no wrongful action of the receiving party; (iii) was received by the receiving party without breach of this Agreement from a third party without restriction as to the use and disclosure of the information; (iv) was independently developed by the receiving party without use of the Confidential Information; or (v) was ordered to be publicly released under the requirements of a government, regulator, or self-regulatory organization. Additionally, you hereby acknowledge, agree, and expressly consent to the fact that we, the Funds, and our respective affiliates may share your Confidential Information, including, but not limited to, copies of this Agreement and any dealer profiles or due diligence questionnaires that you complete, with each Fund’s transfer agent and our and the Funds’ other applicable service providers as necessary or appropriate to enable you to transact in all Funds covered by this Agreement and to otherwise conduct the activities contemplated by this Agreement.

(b)

Each party to this Agreement agrees to limit the use and disclosure of nonpublic personal information (as such term is defined in Regulation S-P under the 1934 Act (“Reg S-P”)) of shareholders and customers consistent with its policies on privacy with respect to such information and all applicable federal, state, and other laws, rules, and regulations relating to privacy and the use or disclosure of nonpublic personal information, including, but not limited to, Reg S-P. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and all other applicable federal, state, and other consumer privacy laws, rules, and regulations. Each party further represents and warrants that it has in place, and agrees that it will maintain at all times during the term of this Agreement, effective information security policies and procedures for protecting nonpublic personal information of shareholders and customers that conforms with all applicable laws, rules, and regulations and includes administrative, technical, and physical safeguards to: (i) ensure the security and confidentiality of nonpublic personal information; (ii) protect against any anticipated threats or hazards to the security or integrity of nonpublic personal information; and (iii) protect against unauthorized access to or use of nonpublic personal information which could result in substantial harm or inconvenience to either party, their respective affiliates, or any of their respective customers.

(c)

You agree to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping systems that are accessed via any computer hardware or software provided to you by us, the Funds, or the Funds’ transfer agents or our or the Funds’ other service providers.

(d)

Each party to this Agreement acknowledges that it is a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, the Bank Secrecy Act, and their corresponding implementing regulations (collectively, the “AML Laws”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering and the financing of terrorist activities. Each party represents and warrants that it has adopted and implemented, and agrees that it will maintain, policies, procedures, and internal controls (collectively, an “AML Program”), that are reasonably designed to prevent any transaction in Shares from being used to facilitate money laundering or finance terrorist activities and that, in connection with customers’ transactions in Shares, your AML Program will ensure compliance with all applicable laws, rules, and regulations, including, but not limited to, the AML Laws, and applicable rules and regulations of the SEC, FINRA, and any other self-regulatory organization having jurisdiction, as each may be amended from time to time. Each party agrees that it will take such further steps and cooperate with the other party as may be reasonably necessary to facilitate compliance with the AML Laws. Each party represents and warrants that it is and will continue to remain in compliance with the economic sanction programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”) and all other applicable sanctions programs. You agree not to sell Shares to any investor listed on the OFAC list of prohibited persons, entities, and countries, or in any transaction prohibited under the economic sanctions laws, rules, or regulations administered by OFAC, or to any investor or in any transaction prohibited under any other applicable laws, rules, or regulations. You further agree that you will be responsible for making suspicious activity reports with respect to Fund shareholders as and when required by the AML Laws and for notifying us of such filings to the extent permitted by applicable laws, rules, and regulations.

(e)

You hereby agree and consent to permit all U.S. federal regulatory and law enforcement agencies having jurisdiction to inspect your AML Program and to promptly make available to examiners from such agencies such records and information as they may request relating thereto.

(f)

Upon request, you agree to promptly provide us with information to enable us to monitor the operation and assess the effectiveness of your AML Program in connection with transactions in Shares. Without limiting the generality of the foregoing, upon request, you will promptly provide us with: (i) evidence of your due diligence (including any enhanced or special due diligence) under your AML Program or applicable laws, rules, and regulations, including, but not limited to, Bank Secrecy Act regulations, with respect to verification of customer identity and other information in connection with transactions in Shares;

(ii) copies of certifications, forms, or elections necessary for you to share suspicious activity reports or transaction information with us; (iii) prompt notification of material deficiencies identified by you or your agents through any audits or evaluations performed with respect to your AML Program, as well as a summary of any corrective actions taken with respect thereto; and (iv) prompt notification of any deficiencies (regardless of materiality) identified by a law enforcement agency, government, or regulator in connection with your AML Program, as well as a summary of any corrective actions taken with respect thereto. You agree to retain your original books and records of the due diligence contemplated by clause (i) above for the period required by applicable laws, rules, and regulations from the date of termination of each customer’s investment in any Shares.

(g)

You confirm and agree that each of the Funds whose Shares are sold pursuant to this Agreement is a third-party beneficiary of this Agreement and is therefore relying (and is entitled to rely) upon your compliance with the AML Laws, your AML Program, and all other laws, rules, and regulations applicable to your sale of Shares and performance of your other obligations hereunder.

27.	Setoff; Dispute Resolution; Governing Law.

(a)

Should any of your accounts with us have a debit balance, you authorize us to, and agree that we may, offset and recover any amounts owed to us or the Funds from any other accounts you have with us or our affiliates, without notice or demand to you.

(b)

In the event of a dispute between the parties, such dispute shall be settled by arbitration in accordance with the rules then prevailing at FINRA. Any final award rendered by such arbitrators shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction, either within or outside of the United States.

(c)

In connection with any disputes not eligible to be submitted to arbitration, each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts sitting in Philadelphia, Pennsylvania for purposes of all legal proceedings relating to this Agreement. In any such action, each party hereby irrevocably waives, to the fullest extent permitted by applicable laws, rules, and regulations, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party also agrees that any final and unappealable judgment against a party in connection with any action shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

(d)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CAREFULLY CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 27(d).

(e)	This Agreement shall be construed in accordance with the laws of the State of New York, not including any provision that would require the general application of the law of another jurisdiction.

28.	Compliance Matters; Investigations and Proceedings.

(a)

You agree to cooperate fully with our reasonable efforts to ensure that you have implemented effective compliance policies and procedures in connection with your performance of your obligations under this Agreement and that such policies and procedures are administered by qualified personnel, including, without limitation: (i) permitting us to become familiar with your operations and understand those aspects of your operations that expose us or the Funds to compliance risks; (ii) permitting us and the Funds to maintain an active working relationship with your compliance personnel; (iii) providing us and the Funds with such periodic and special reports as we or they may require in the event of compliance issues; (iv) providing us and the Funds with such certifications as we or they may require on a periodic or special basis; and (v) making your personnel and applicable policies and procedures available to such audit personnel as we or the Funds may designate to review the effectiveness of your compliance policies and procedures.

(b)

The parties agree to cooperate fully in any regulatory, judicial, or other investigation or proceeding regarding the parties’ or their affiliates’ activities under this Agreement and to promptly notify the other party of the commencement of any such investigation or other proceeding, if permitted by applicable laws, rules, and regulations. Additionally, the parties agree to cooperate fully in the event of any customer complaints, litigation, or similar proceedings regarding the parties’ or their affiliates’ activities under this Agreement and to promptly notify the other party of the receipt of any such customer complaint or the commencement of any such litigation or other proceeding by customers, if permitted by applicable laws, rules, and regulations.

29.

Entire Understanding; Acceptance. This Agreement, including its exhibits, contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous agreements and understandings between the parties with respect to the subject matter hereof, whether written or oral. This Agreement shall be binding upon the parties hereto when signed by you and accepted by us (as indicated by the “Effective Date” on the signature page hereto).

30.	Non-Exclusivity. Each party acknowledges and agrees that this Agreement is not exclusive and that either party may enter into similar agreements with third parties.

31.

Notices. All notices and other communications required or permitted under this Agreement shall be given or made in writing and shall be delivered personally; sent by express delivery or registered or certified mail, return receipt requested; sent by e-mail; sent by facsimile; or sent by a similar means of same day delivery to the applicable party at the address listed below, or at such other address as may be designated by notice given pursuant to this Section 31:

If to us, to:	Lincoln Financial Distributors, Inc.
130 N. Radnor-Chester Road
Radnor, PA 19087
Attn: Michael J. Herron

with a copy (which shall not constitute notice) to:

Lincoln Financial Distributors, Inc.
150 N. Radnor-Chester Road
Radnor, PA 19087
Attn: Chief Counsel, Distribution

If to you, to your address set forth on the signature page hereto.

Any notice given in the manner prescribed in this Section 31 shall be deemed to have been delivered upon receipt.

32.

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws, rules, and regulations. If, however, any provision of this Agreement is held under applicable laws, rules, or regulations to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability, and the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

33.

Captions and Headings. All captions and headings in this Agreement are for convenience of reference only, are not a part hereof, and are not to be used in construing or interpreting any provision hereof.

34.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile, portable document format (PDF), other non-manipulable, static image, and electronic format copies of the executed Agreement shall be treated as originals and shall be considered binding for both parties.

35.

Effectiveness of Payment Obligations. No compensation, fees, or payment obligations contemplated by this Agreement will accrue until the date that this Agreement is signed by you and accepted by us (as indicated by the “Effective Date” on the signature page hereto).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the dates set forth below.

LINCOLN FINANCIAL DISTRIBUTORS, INC.

By:
Name: Richard B. Fargnoli
Title: Vice President

Effective Date:

DEALER:

By:

Printed Name:

Title:

Date:

Dealer’s Address for Notices:	Street:

City, State Zip Code:

Attn:

Tel:

Fax:

Email:

Dealer’s FINRA CRD No. (if applicable):

[Signature Page to Fund Selling Agreement]

EXHIBIT A

RULE 22C-2 SHAREHOLDER INFORMATION AGREEMENT

Capitalized terms used but not defined in this Rule 22c-2 Shareholder Information Agreement (this “Shareholder Information Agreement”) shall have the meanings ascribed to them in the Fund Selling Agreement to which this this Shareholder Information Agreement is an exhibit.

1.

Agreement to Provide Information. You agree to provide Distributor, the Funds, or their designees, upon written request, the taxpayer identification number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”) of any or all Shareholders of the account and the amount, date, name or other identifier of any investment professionals associated with the Shareholders or account (if known), and transaction type (purchase, redemption, repurchase, transfer, or exchange) of every purchase, redemption, repurchase, transfer, or exchange of Shares held through an account maintained by you during the period covered by the request.

(a)

Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. Distributor, the Funds, or their designees may request transaction information older than ninety (90) days from the date of the request as they deem necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

(b)

Form and Timing of Response. You agree to transmit the requested information that is on your books and records to Distributor, the Funds, or their designees promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on your books and records, you agree to: (i) provide or arrange to provide Distributor, the Funds, or their designees the requested information regarding Shareholders who hold an account with an indirect intermediary; or (ii) prohibit further purchases of Shares by such indirect intermediary on behalf of itself or other persons. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to Distributor, the Funds, or their designees should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this paragraph, “indirect intermediary” shall have the same meaning as in Rule 22c-2 under the 1940 Act.

(c)	Limitations on Use of Information. Distributor and the Funds agree not to use the information received for marketing or any other similar purpose without your prior written consent.

2.

Agreement to Restrict Trading. You agree to execute written instructions from Distributor, the Funds, or their designees to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by Distributor, the Funds, or their designees as having engaged in transactions in Shares (directly or indirectly through an account established by you) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

(a)

Form of Instructions. Instructions must include the TIN, ITIN, or GII and the specific restrictions to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholders or accounts or other agreed upon information to which the instruction relates.

(b)	Timing of Response. You agree to execute instructions as soon as reasonably practicable, but not later than five (5) business days after your receipt of the instructions.

(c)

Confirmation. You must provide written confirmation to Distributor, the Funds, or their designees that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3.	Excepted Funds. The above terms and conditions of this Shareholder Information Agreement shall not apply to any “Excepted Fund” as defined in Section 4(d) below.

4.	Definitions. For purposes of this Shareholder Information Agreement, the following terms have the following meanings:

(a)	“Distributor” means Lincoln Financial Distributors, Inc.

(b)	“Funds” or a “Fund” means the registered investment companies, and separate series of such companies, for which Distributor serves as the principal underwriter or distributor.

A-1

(c)

“Financial Intermediary” means: (i) any broker, dealer, bank, or other person that holds securities issued by a Fund, in nominee name; (ii) a unit investment trust or fund that invests in a Fund in reliance on Section 12(d)(l)(E) of the 1940 Act; and (iii) in the case of a participant-directed employee benefit plan that owns securities issued by a Fund, a retirement plan’s administrator under Section 3(16)(A) of ERISA or any person that maintains the plan’s participant records. Notwithstanding the foregoing, “Financial Intermediary” does not include any person that a Fund treats as an individual investor with respect to the Fund’s policies established for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

(d)

“Excepted Fund” means: (i) any Fund that is regulated as a money market fund under Rule 2a-7 under the 1940 Act; (ii) any Fund that issues securities that are listed on a national securities exchange; and (iii) any Fund that affirmatively permits short-term trading of its securities, if its Prospectus clearly and prominently discloses that the Fund permits short-term trading of its securities and that such trading may result in additional costs for the Fund, in each case unless such Fund elects to impose a redemption fee pursuant to Rule 22c-2(a)(1) under the 1940 Act.

(e)

“Shareholder” means: (i) a beneficial owner of securities held in nominee name; (ii) a participant in a participant-directed employee benefit plan; (iii) a holder of interests in a fund or unit investment trust that has invested in a Fund in reliance on Section 12(d)(l)(E) of the 1940 Act; and (iv) a holder of interests in a variable annuity or variable life insurance contract issued by a Financial Intermediary and for which one or more Funds serve as underlying investments. “Shareholder” does not include a fund investing pursuant to Section 12(d)(l)(G) of the 1940 Act, a trust established pursuant to Section 529 of the Code, or a holder of an interest in such a trust.

(f)	“Shares” means the interests of Fund Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by a Financial Intermediary.

[Remainder of Page Intentionally Left Blank]

A-2